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                                                               Exhibit 99(d)(3)

NOTICE OF GUARANTEED DELIVERY


[XXXXX] COMMON SHARES
THE GREATER CHINA FUND, INC. RIGHTS OFFERING

As set forth in the Fund's prospectus dated [November 14, 2005] (the "Prospectus") under "The Offer-Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all Shares of The Greater China Fund, Inc. common stock subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m. New York City time on December 16, 2005 (the "Expiration Date").* The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meanings attributed to them in the Prospectus.

THE SUBSCRIPTION AGENT IS:

PFPC

BY FACSIMILE                                     BY FIRST CLASS MAIL:
(TELECOPIES)                                     PFPC
781-380-3388                                     C/O The Greater China Fund
Confirm by telephone to:                         P.O. Box 859208
781-843-1833 Ext. 200                            Braintree MA 02185-9208


BY OVERNIGHT COURIER:                            BY HAND:
PFPC                                             Computershare
C/O The Greater China Fund                       C/O PFPC
161 Bay State Drive                              17 Battery Place
Braintree MA 02184                               11th Floor
                                                 New York NY 10004

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on the Expiration Date,* guaranteeing delivery of
(i) payment in full for all subscribed Shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent. The Subscription Certificate and full payment must then be delivered by the close of business on the third business day (December 21, 2005) after the Expiration Date (December 16, 2005)* to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.

(CONTINUED ON OTHER SIDE)

*Unless extended by the Fund



GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company, guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day (December 21, 2005) after the Expiration Date (December 16, 2005), unless extended by the Fund of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such Shares is indicated herein or in the Subscription Certificate.


                                                            BROKER ASSIGNED CONTROL #_____________________

I. Primary Subscription        Number of Rights to be        Number of Primary Shares      Payment to be made in
                               exercised:                    requested for which you are   connection with Primary
                                                             guaranteeing delivery of      Shares:
                               ______ Rights                 Rights and Payment:
                                                                                           $________
                                                             _______ Shares
                                                             (Rights  / by 3)

2. Over-Subscription                                         Number of Over-Subscription   Payment to be made in
                                                             Shares requested for which    connection with Over-
                                                             you are guaranteeing          Subscription Shares:
                                                             payment:
                                                                                           $________
                                                             _______ Shares

3. Totals                      Total number of Rights to                                   Total Payment:
                               be delivered:
                                                                                           $________
                               ______ Rights


Method of Delivery of Rights (circle one)

A.   Through The Depository Trust Company ("DTC")**

B.   Direct to the Subscription Agent

     ------------------------------

     ------------------------------

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Please assign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. Please also note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward a Nominee Holder Over-Subscription Exercise Form to the Subscription Agent.


------------------------------------------       -------------------------------
 Name of Firm                                     Authorized Signature

------------------------------------------       -------------------------------
 DTC Participant Number                           Title

------------------------------------------       -------------------------------
 Address                                          Name (please type or print)

------------------------------------------       -------------------------------



------------------------------------------       -------------------------------
 Zip Code

------------------------------------------
 Name of Registered Holder (if applicable)

------------------------------------------       -------------------------------
 Telephone Number                                 Date

** IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO
   OBTAIN A PROTECTED IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.